Exhibit 99.1

Contact:
J. Marc Lewis, Vice President-Investor Relations	800 S. Douglas Road, 12th Floor
305-406-1815	Coral Gables, Florida 33134
305-406-1886 fax	Tel: 305-599-1800
marc.lewis@mastec.com	Fax: 305-406-1960
www.mastec.com

For Immediate Release

MasTec Announces First Quarter 2016 Results with Adjusted EPS Above Expectations and Raises 2016 Full Year Guidance

•	Q1 Revenue of $974 Million

•	Q1 Adjusted EBITDA of $54 Million

•	Q1 Adjusted Diluted Earnings per Share of $0.02

•	Full Year Guidance raised to $4.8 to $5.0 Billion in Revenue, $415 to $430 Million in Adjusted EBITDA and $1.37 to $1.47 in Adjusted Diluted Earnings per Share

Coral Gables, FL (May 5, 2016) — MasTec, Inc. (NYSE: MTZ) today announced first quarter 2016 financial results, as well as an updated and increased 2016 full year guidance range. The Company reported:

•	First quarter 2016 revenue was $974 million compared with $1.0 billion in the same period in 2015. 18-month backlog as of March 31, 2016 was $5.7 billion, a 35% increase compared to $4.2 billion as of March 31, 2015 and $5.7 billion as of December 31, 2015.

•	First quarter 2016 adjusted net income, a non-GAAP measure, was $1.5 million compared to $6.1 million in the same period in 2015. First quarter 2016 adjusted diluted earnings per share, a non-GAAP measure, was $0.02, compared to $0.07 in the same period last year. First quarter 2016 adjusted earnings per share of $0.02 exceeded the company’s previously announced first quarter 2016 guidance range of a loss of $0.03 to a breakeven level.

•	First quarter 2016 adjusted EBITDA, also a non-GAAP measure, was $54 million compared to $64 million in the same period in 2015.

•	First quarter 2016 GAAP net loss was $2.9 million, or $0.03 per diluted share, compared to a net loss of $6.4 million, or $0.08 per diluted share, for the first quarter of 2015.

•	The Company increased 2016 full-year revenue guidance expectations by approximately $200 million, and increased its 2016 full-year adjusted diluted earnings per share guidance range upward by approximately $0.02.

Adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, all non-GAAP measures, exclude certain items which are reconciled to the most comparable GAAP-reported measures in the attached Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures.

Jose R. Mas, MasTec’s Chief Executive Officer, commented, “Our first quarter results came in slightly better than expected and we continue to be positioned for a strong 2016 performance. We are seeing a very active bidding environment in several of our end markets, particularly in Oil & Gas, which we expect will provide us with continued growth opportunities in 2017 and beyond.”

Mr. Mas continued, “During the second quarter of 2016, we are significantly expanding our construction activities for two major pipeline projects to the Mexican border and also expect to begin construction late in the quarter of another large long haul oil and gas project. Our second quarter 2016 guidance reflects a broader range given the short term challenges of projecting start up activities on large projects during the quarter. That said, these projects are expected to generate significant revenue and earnings growth over the balance of 2016.”

George Pita, MasTec’s Executive Vice President and CFO, added, “We anticipate increasing strength in several of our end markets over the balance of 2016, particularly in our Oil & Gas and Communications segments, which allows us to increase our annual 2016 revenue and adjusted earnings guidance range. As we have previously indicated, due to the expectation of significantly improved 2016 annual financial performance and continued working capital management, we expect substantial improvement in our leverage ratios during 2016 despite expected increased working capital requirements from the revenue growth anticipated in 2016.”

The Company is raising full-year 2016 guidance and providing initial second quarter 2016 guidance. These views are based on information available today, and are subject to the timing uncertainties associated with the start-up of expected projects in the Company’s backlog. The Company currently now estimates 2016 annual revenue of approximately $4.8 to $5.0 billion. 2016 Adjusted EBITDA, a non-GAAP measure, is estimated at approximately $415 to $430 million, with adjusted diluted earnings per share, also a non-GAAP measure, now estimated at $1.37 to $1.47. The Company’s current 2016 guidance expectations include the impact of first quarter financial results and performance trends, including improved expectations in the Company’s Communications and Oil and Gas segments and reduced expectations in the Electrical Transmission segment.

Additionally, for the second quarter of 2016, the Company expects revenue of approximately $1.1 to $1.25 billion. Second quarter 2016 adjusted EBITDA, a non-GAAP measure, is estimated at $80 to $95 million with adjusted diluted earnings per share, a non-GAAP measure, estimated at $0.17 to $0.27.

Management will hold a conference call to discuss these results on Friday, May 6, 2016, at 9:00 a.m. Eastern time. The call-in number for the conference call is (913) 312-4375 and the replay number is (719) 457-0820, with a pass code of 9384256. The replay will run for 30 days. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the investor relations section of the Company’s website at www.mastec.com.

Summary financial statements for the quarters are as follows:

Condensed Unaudited Consolidated Statements of Operations

(In thousands, except per share amounts)

	For the Three Months Ended March 31,
	2016	2015
Revenue	$974,225	$1,003,268
Costs of revenue, excluding depreciation and amortization	884,401	886,414
Depreciation and amortization	39,008	42,598
General and administrative expenses	60,048	74,030
Interest expense, net	12,158	10,973
Equity in (earnings) losses of unconsolidated affiliates	(3,066)	585
Other income, net	(13,356)	(592)

Loss before income taxes	$(4,968)	$(10,740)
Benefit from income taxes	2,087	4,352

Net loss	$(2,881)	$(6,388)

Net loss attributable to non-controlling interests	(189)	(125)

Net loss attributable to MasTec, Inc.	$(2,692)	$(6,263)

Earnings per share:
Basic loss per share	$(0.03)	$(0.08)

Basic weighted average common shares outstanding	80,156	82,397

Diluted loss per share	$(0.03)	$(0.08)

Diluted weighted average common shares outstanding	80,156	82,397

Condensed Unaudited Consolidated Balance Sheets

(In thousands)

	March 31, 2016	December 31, 2015
Assets
Current assets	$1,198,536	$1,129,758
Property and equipment, net	547,957	558,667
Goodwill and other intangibles, net	1,189,478	1,187,890
Other long-term assets	50,657	51,032

Total assets	$2,986,628	$2,927,347

Liabilities and Equity
Current liabilities	$811,662	$752,535
Acquisition-related contingent consideration, net of current portion	40,626	41,675
Long-term debt	938,722	932,868
Long-term deferred tax liabilities, net	174,396	188,759
Other long-term liabilities	77,361	68,119
Equity	943,861	943,391

Total liabilities and equity	$2,986,628	$2,927,347

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands)

	For the Three Months Ended March 31,
	2016	2015
Net cash provided by operating activities	$15,851	$118,826
Net cash used in investing activities	(12,620)	(50,407)
Net cash used in financing activities	(3,648)	(62,830)
Effect of currency translation on cash	(682)	(957)

Net (decrease) increase in cash and cash equivalents	(1,099)	4,632

Cash and cash equivalents - beginning of period	$4,984	$24,059

Cash and cash equivalents - end of period	$3,885	$28,691

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended March 31,
Segment Information	2016	2015
Revenue by Reportable Segment
Communications	$511.6	$469.9
Oil and Gas	292.7	326.8
Electrical Transmission	86.3	116.0
Power Generation and Industrial	81.4	84.3
Other	3.4	6.6
Eliminations	(1.2)	(0.3)
Corporate	—	—

Consolidated revenue	$974.2	$1,003.3

	For the Three Months Ended March 31,
	2016	2015
Adjusted EBITDA by Reportable Segment
Communications	$61.8	$60.5
Oil and Gas	19.6	21.5
Electrical Transmission	(23.1)	(2.5)
Power Generation and Industrial	2.9	(8.9)
Other	0.2	0.4
Eliminations	—	—
Corporate	(7.6)	(7.2)

Adjusted EBITDA	$53.8	$63.8

Non-cash stock-based compensation expense	3.5	3.6
Restructuring charges	4.1	—
Acquisition integration costs	—	8.8
Audit Committee investigation related costs	—	3.0
Losses on non-controlled joint venture	—	5.5

EBITDA	$46.2	$42.8

	For the Three Months Ended March 31,
	2016	2015
Adjusted EBITDA Margin by Reportable Segment
Communications	12.1%	12.9%
Oil and Gas	6.7%	6.6%
Electrical Transmission	(26.8)%	(2.1)%
Power Generation and Industrial	3.6%	(10.5)%
Other	6.3%	5.9%
Eliminations	NA	NA
Corporate	NA	NA

Adjusted EBITDA margin	5.5%	6.4%

Non-cash stock-based compensation expense	0.4%	0.4%
Restructuring charges	0.4%	—
Acquisition integration costs	—	0.9%
Audit Committee investigation related costs	—	0.3%
Losses on non-controlled joint venture	—	0.5%

EBITDA margin	4.7%	4.3%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended March 31,
	2016		2015
	Total	Percent of Revenue	Total	Percent of Revenue
EBITDA and Adjusted EBITDA Reconciliation
Net loss	$(2.9)	(0.3)%	$(6.4)	(0.6)%
Interest expense, net	12.2	1.2%	11.0	1.1%
Benefit from income taxes	(2.1)	(0.2)%	(4.4)	(0.4)%
Depreciation and amortization	39.0	4.0%	42.6	4.2%

EBITDA	$46.2	4.7%	$42.8	4.3%
Non-cash stock-based compensation expense	3.5	0.4%	3.6	0.4%
Restructuring charges	4.1	0.4%	—	—
Acquisition integration costs	—	—	8.8	0.9%
Audit Committee investigation related costs	—	—	3.0	0.3%
Losses on non-controlled joint venture	—	—	5.5	0.5%

Adjusted EBITDA	$53.8	5.5%	$63.8	6.4%

	For the Three Months Ended March 31,
	2016	2015
Adjusted Net Income Reconciliation
Net loss	$(2.9)	$(6.4)
Non-cash stock-based compensation expense, net of tax	2.0	2.1
Restructuring charges, net of tax	2.4	—
Acquisition integration costs, net of tax	—	5.3
Audit Committee investigation related costs, net of tax	—	1.8
Losses on non-controlled joint venture, net of tax	—	3.3

Adjusted net income	$1.5	$6.1

	For the Three Months Ended March 31,
	2016	2015
Adjusted Diluted EPS Reconciliation
Diluted loss per share	$(0.03)	$(0.08)
Non-cash stock-based compensation expense, net of tax	0.03	0.03
Restructuring charges, net of tax	0.03	—
Acquisition integration costs, net of tax	—	0.06
Audit Committee investigation related costs, net of tax	—	0.02
Losses on non-controlled joint venture, net of tax	—	0.04

Adjusted diluted earnings per share	$0.02	$0.07

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Three Months Ended June 30, 2016 Est.	For the Three Months Ended June 30, 2015
EBITDA and Adjusted EBITDA Reconciliation
Net income (loss)	$11 - 19	$(3.8)
Interest expense, net	13	12.9
Provision for income taxes	8 - 14	1.4
Depreciation and amortization	44	43.3

EBITDA	$75 - 89	$53.8
Non-cash stock-based compensation expense	4	2.7
Restructuring charges	1 - 2	—
Acquisition integration costs	—	7.8
Audit Committee investigation related costs	—	6.7
Losses on non-controlled joint venture	—	—

Adjusted EBITDA	$80 - 95	$71.0

EBITDA and Adjusted EBITDA Margin Reconciliation
Net income (loss)	1.0% - 1.5%	(0.4)%
Interest expense, net	1.0% - 1.2%	1.2%
Provision for income taxes	0.7% - 1.1%	0.1%
Depreciation and amortization	3.5% - 4.0%	4.1%

EBITDA margin	6.8% - 7.1%	5.0%
Non-cash stock-based compensation expense	0.3% - 0.4%	0.3%
Restructuring charges	0.1% - 0.2%	—
Acquisition integration costs	—	0.7%
Audit Committee investigation related costs	—	0.6%
Losses on non-controlled joint venture	—	—

Adjusted EBITDA margin	7.3% - 7.6%	6.7%

	Guidance for the Three Months Ended June 30, 2016 Est.	For the Three Months Ended June 30, 2015
Adjusted Net Income Reconciliation
Net income (loss)	$11 - 19	$(3.8)
Non-cash stock-based compensation expense, net of tax	2	1.4
Restructuring charges, net of tax	1	—
Acquisition integration costs, net of tax	—	4.0
Audit Committee investigation related costs, net of tax	—	4.0
Losses on non-controlled joint venture, net of tax	—	(0.2)
Impact of Alberta Tax Law change	—	2.8

Adjusted net income	$14 - 22	$8.1

	Guidance for the Three Months Ended June 30, 2016 Est.	For the Three Months Ended June 30, 2015
Adjusted Diluted EPS Reconciliation
Diluted earnings (loss) per share	$0.13 - 0.23	$(0.05)
Non-cash stock-based compensation expense, net of tax	0.03	0.02
Restructuring charges, net of tax	0.01	—
Acquisition integration costs, net of tax	—	0.05
Audit Committee investigation related costs, net of tax	—	0.05
Losses on non-controlled joint venture, net of tax	—	(0.00)
Impact of Alberta Tax Law change	—	0.04

Adjusted diluted earnings per share	$0.17 - 0.27	$0.10

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31, 2016 Est.	For the Year Ended December 31, 2015	For the Year Ended December 31, 2014
EBITDA and Adjusted EBITDA Reconciliation - Continuing Operations
Net income from continuing operations	$99 - 107	$(79.7)	$122.0
Interest expense, net	52	48.1	50.8
Provision for income taxes	72 - 78	12.0	76.4
Depreciation and amortization	171	169.7	154.5

EBITDA - continuing operations	$394 - 408	$150.0	$403.7
Non-cash stock-based compensation expense	16	12.4	15.9
Restructuring charges	5 - 6	—	—
Goodwill and intangible asset impairment	—	78.6	—
Acquisition integration costs	—	17.8	5.3
Audit Committee investigation related costs	—	16.5	—
Losses on non-controlled joint venture	—	16.3	—
Court mandated mediation settlement	—	12.2	—
Loss on equity investee interest rate swaps	—	4.4	—

Adjusted EBITDA - continuing operations	$415 - 430	$308.1	$424.9

EBITDA and Adjusted EBITDA Margin Reconciliation - Continuing Operations
Net income from continuing operations	2.1%	(1.9)%	2.6%
Interest expense, net	1.0% - 1.1%	1.1%	1.1%
Provision for income taxes	1.5% - 1.6%	0.3%	1.7%
Depreciation and amortization	3.4% - 3.6%	4.0%	3.3%

EBITDA margin- continuing operations	8.2%	3.6%	8.8%
Non-cash stock-based compensation expense	0.3%	0.3%	0.3%
Restructuring charges	0.1%	—	—
Goodwill and intangible asset impairment	—	1.9%	—
Acquisition integration costs	—	0.4%	0.1%
Audit Committee investigation related costs	—	0.4%	—
Losses on non-controlled joint venture	—	0.4%	—
Court mandated mediation settlement	—	0.3%	—
Loss on equity investee interest rate swaps	—	0.1%	—

Adjusted EBITDA margin - continuing operations	8.6%	7.3%	9.2%

	Guidance for the Year Ended December 31, 2016 Est.	For the Year Ended December 31, 2015	For the Year Ended December 31, 2014
Adjusted Net Income from Continuing Operations and Adjusted Diluted EPS - Continuing Operations Reconciliations
Adjusted Net Income from Continuing Operations Reconciliation
Net income from continuing operations	$99 - 107	$(79.7)	$122.0
Non-cash stock-based compensation expense, net of tax	9	8.1	9.8
Restructuring charges, net of tax	3 - 4	—	—
Goodwill and intangible asset impairment, net of tax	—	76.4	—
Acquisition integration costs, net of tax	—	9.9	3.2
Audit Committee investigation related costs, net of tax	—	11.3	—
Losses on non-controlled joint venture, net of tax	—	13.0	—
Court mandated mediation settlement, net of tax	—	6.8	—
Loss on equity investee interest rate swaps, net of tax	—	2.9	—
Impact of Alberta Tax Law change	—	2.8	—

Adjusted net income from continuing operations	$111 - 120	$51.4	$135.0

	Guidance for the Year Ended December 31, 2016 Est.	For the Year Ended December 31, 2015	For the Year Ended December 31, 2014
Adjusted Diluted EPS Reconciliation - Continuing Operations
Diluted earnings per share - continuing operations	$1.22 - 1.32	$(0.98)	$1.42
Non-cash stock-based compensation expense, net of tax	0.11	0.10	0.11
Restructuring charges, net of tax	0.04	—	—
Goodwill and intangible asset impairment, net of tax	—	0.94	—
Acquisition integration costs, net of tax	—	0.12	0.04
Audit Committee investigation related costs, net of tax	—	0.14	—
Losses on non-controlled joint venture, net of tax	—	0.16	—
Court mandated mediation settlement, net of tax	—	0.08	—
Loss on equity investee interest rate swaps, net of tax	—	0.04	—
Impact of Alberta Tax Law change	—	0.03	—

Adjusted diluted earnings per share - continuing operations	$1.37 - 1.47	$0.64	$1.57

Tables may contain differences due to rounding.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of energy, utility and communications infrastructure, such as: electrical utility transmission and distribution; natural gas and petroleum pipeline infrastructure; wireless, wireline and satellite communications; power generation, including renewable energy infrastructure; and industrial infrastructure. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news on the Presentations/Webcasts page in the Investors section therein.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including trends in oil, natural gas, electricity and other energy source prices; reduced capital expenditures by our customers, reduced financing availability, customer consolidation and technological and regulatory changes in the industries we serve; our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects, and performance on such projects; our ability to manage projects effectively and in accordance with our estimates; the effect of economic conditions on demand for our services; market conditions, technological developments and regulatory changes that affect us or our customers’ industries; the highly competitive nature of our industry; risks related to our strategic arrangements, including our equity method investments and proportionately consolidated non-controlled Canadian joint venture; fluctuations in foreign currencies; risks associated with operating in or expanding into additional international markets, which could restrict our ability to expand globally and harm our business and prospects or any failure to comply with laws applicable to our foreign activities; customer disputes related to our performance of services; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; our ability to replace non-recurring projects with new projects; the timing and extent of fluctuations in geographic, weather, equipment and operational factors affecting the industries in which we operate; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, and our ability to enforce any noncompetition agreements, integrate acquired businesses within expected timeframes and achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, including the risk of potential asset impairment charges, including write-downs of goodwill; any exposure related to divested businesses; any exposure resulting from system or information technology interruptions or data security breaches; risks related to the restatement of certain of our fiscal year 2014 interim financial statements, including from ongoing or possible regulatory action, private party litigation, including, without limitation, the civil investigation commenced by the Securities and Exchange Commission related to this matter; the impact of U.S. federal, local or state tax legislation and other regulations affecting renewable energy, electricity prices, electrical transmission, oil and gas production, broadband and related projects and expenditures; the effect of state and federal regulatory initiatives, including costs of compliance with existing and future environmental requirements; increases in fuel, maintenance, materials, labor and other costs; our dependence on a limited number of customers; the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services on short or no notice under our contracts; the impact of any unionized workforce on our operations, including labor availability and relations; liabilities associated with multi-employer pension plans, including underfunding and withdrawal liabilities, for our operations that employ unionized workers; the adequacy of our insurance, legal and other reserves and allowances for doubtful accounts; restrictions imposed by our credit facility, senior notes, and any future loans or securities; our ability to obtain performance and surety bonds; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as consideration for earn-out obligations or as purchase consideration in connection with past or future acquisitions, or other stock issuances; as well as other risks detailed in our filings with the Securities and Exchange Commission. Actual results may differ significantly from results expressed or implied in these statements. We do not undertake any obligation to update forward-looking statements.